Exhibit 4.2

AMENDED AND RESTATED BYLAWS

OF

WILLBROS GROUP, INC.

(a Delaware Corporation)

(Effective June 1, 2017)

ARTICLE I

Offices and Fiscal Year

SECTION 1.01. Registered Office. The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by law.

SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.

ARTICLE II

Meetings of Stockholders

SECTION 2.01. Place of Meeting. Meetings of the stockholders of the corporation may be held at such place, within or without the State of Delaware, as may be determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

SECTION 2.02. Annual Meeting. An annual meeting of the stockholders of the corporation, for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held in each year on such date and at such time as shall be designated by the Board of Directors.

SECTION 2.03. Special Meetings. Special meetings of the stockholders of the corporation may be called at any time only by the President, Chief Executive Officer, Chairman of the Board, or a majority of the Board of Directors, for any purpose or purposes for which meetings may be lawfully called. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the President to fix the date of the meeting to be held at such date and time as the President may fix, not less than 10 nor more than 60 days after the receipt of the request, and to give due notice thereof. If the President shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04. Notice of Meetings. (a) Written notice of every meeting of the stockholders, stating the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting shall be given by the Secretary of the corporation (or the person or persons calling the meeting) to each stockholder of record having voting power with respect to the business to be transacted at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each notice of a special meeting shall state the purpose or purposes for which the meeting is being called. Any meeting at which all stockholders having voting power with respect to the business to be transacted thereat are present, either in person or by proxy, shall be a valid meeting for the transaction of business, notwithstanding that notice has not been given as hereinabove provided.

(b) Without limiting the manner by which notice otherwise may be given effectively to the stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.04(b) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder.

SECTION 2.05. Quorum, Adjournment and Action at Meeting. The holders of a majority of the stock issued and outstanding (not including treasury shares) and entitled to vote thereat, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the certificate of incorporation or these bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person, by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record having voting power with respect to the business to be transacted at such meeting. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of the majority of the stock having voting power present in person, by remote communication, if applicable, or represented by proxy and entitled to vote shall be the act of the stockholders, except where a different vote is expressly required by law, applicable stock exchange rules, the certificate of incorporation or these bylaws, in which case such express provision shall govern and control. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.10 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

SECTION 2.06. Organization. (a) At every meeting of the stockholders, the Chairman of the Board or the President or, in the absence of the Chairman of the Board and the President, one of the following persons present in the order stated: a chairman designated by the Board of Directors or a chairman chosen by the stockholders, shall act as chairman, and the Secretary, or, in his or her absence, an Assistant Secretary or a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of any meeting of stockholders shall have the right and authority to determine the order of business and the procedure at the meeting, including, without limitation, such regulation of the time and manner of voting, limitations on participation in such meeting to stockholders of record and their duly appointed proxies and such other persons as the chairman shall permit, and limitations on the time allotted to questions or comments by participants, as, in his or her judgment, are necessary, appropriate or convenient for the conduct of the meeting.

SECTION 2.07. Voting; Proxies. Except as provided in the certificate of incorporation and subject to Section 5.06 of these bylaws, each stockholder shall be entitled to one vote for each share of capital stock entitled to vote held by such stockholder of record according to the records of the corporation. Every stockholder entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the Delaware General Corporation Law. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. A written proxy shall be deemed executed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. An electronic proxy (which may be transmitted via telephone, electronic mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the Delaware General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

SECTION 2.08. Action by Consent. (a) Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary by law, the certificate of incorporation or these bylaws to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b) Notwithstanding the foregoing, no such action by written consent may be taken by stockholders following the effective time of the of the merger (the “Merger”) of Willbros Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the corporation, with and into Willbros Group, Inc., a Republic of Panama corporation.

SECTION 2.09. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) during ordinary business hours, at the principal place of business of the corporation, or (b) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting). If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

SECTION 2.10. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.10, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.10(a)(i)(C) above, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. Such stockholder’s notice (whether provided pursuant to this Section 2.10(a)(ii) or Section 2.10(b)) must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Board of Director’s policies or guidelines on director elections; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (3) the disclosure of any short positions or other derivative positions relating to the corporation’s shares of such stockholder and such beneficial owner, such information to be updated to reflect any material change in such positions through the time of the annual meeting. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of Section 2.10(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty 30 days before or 60 days after such anniversary date, at least 100 days prior to such annual meeting), a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.10(a)(ii) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 2.10, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In order to include information with respect to a stockholder proposal in the proxy statement for a meeting of stockholders, stockholders must provide notice as required by Rule 14a-8 under the Exchange Act and otherwise satisfy its requirements.

ARTICLE III

Board of Directors

SECTION 3.01. Powers. The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by law, the certificate of incorporation or these bylaws, are hereby granted to and vested in the Board of Directors.

SECTION 3.02. Number and Term of Office. The authorized number of directors shall be fixed in accordance with the certificate of incorporation. Directors of the corporation need not be stockholders of the corporation. Immediately following the effective time of the Merger and until the 2019 annual meeting of stockholders, the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include less than one (1) director. Commencing with the 2017 annual meeting of stockholders, directors to replace those whose terms expire at each annual meeting shall be elected to hold office for a term expiring at the next annual meeting of stockholders. The division of directors into classes shall terminate at the 2019 annual meeting of stockholders. Each director shall hold office until the expiration of that director’s term and until that director’s successor is elected and qualifies or until that director’s earlier death, resignation or removal. If the number of directors is changed in accordance with the terms of the certificate of incorporation prior to the 2019 annual meeting of stockholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible, but in no case will a decrease in the number of directors have the effect of shortening the term of any director at that time in office.

SECTION 3.03. Resignations. Any director of the corporation may resign at any time upon notice given in writing or by electronic transmission to the President or the Secretary of the corporation. Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.04. Vacancies and Newly-Created Directorships. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any director chosen in accordance with the preceding sentence shall hold office until such director’s successor is elected and qualifies, and if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen, or until such director’s earlier death, resignation or removal.

SECTION 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, the President or, in his or her absence, a chairman chosen by a majority of the directors present, shall preside, and the Secretary or, in his or her absence, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by the Board of Directors. If the date fixed for any regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

SECTION 3.08. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by two or more of the directors. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 48 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least five (5) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the business to be transacted at or the purpose of the meeting.

SECTION 3.09. Conference Telephone Meetings. Any member of the Board of Directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10. Quorum, Manner of Acting and Adjournment. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the bylaws or the adoption of new bylaws with respect to any of which the affirmative votes of at least a majority of the members of the Board of Directors shall be necessary for the adoption of such changes and except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be obtained.

SECTION 3.11. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee, an audit committee, a compensation committee, a nominating/corporate governance committee and/or one or more other committees, each committee to consist of one or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. A majority of the members of any committee, as at the time constituted, shall be necessary to constitute a quorum thereof, and the act of a majority of the members of any committee who are present at any meeting thereof at which a quorum is present shall be the act of such committee. Any vacancy in any committee shall be filled by vote of a majority of the directors at the time in office.

Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have the power or authority of the Board of Directors (a) to approve, adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (b) to adopt, amend, or repeal any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall fix the time and place of its meetings and its own rules of procedure and shall keep regular minutes of its meetings and report from time to time to the Board of Directors.

SECTION 3.12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail), and such writing or writings or electronic transmission or transmissions (including electronic mail) are filed with the minutes of proceedings of the Board or the committee.

SECTION 3.13. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless such director shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.14. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated retainer as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.15. Removal of Directors. Prior to the 2019 annual meeting of stockholders, any director may be removed at any time by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock entitled to generally vote at any election of directors, but only for cause, and from and after the 2019 annual meeting of stockholders, any director may be removed at any time by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock entitled to generally vote at any election of directors, with or without cause.

ARTICLE IV

Officers

SECTION 4.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or President, Secretary, Treasurer and such other officers as may be elected in accordance with the provisions of Section 4.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation.

SECTION 4.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 4.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until such officer’s successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation or may be removed, with or without cause, by the Board of Directors.

SECTION 4.03. Other Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers, including without limitation a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees and other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 4.04. Chairman of the Board and Vice Chairman. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time. He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The Vice Chairman, if any, shall, at the request of the Chairman or in his or her absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 4.05. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control and powers of the Board of Directors, shall have the general charge of the business, properties, activities and policies of the corporation. The Chief Executive Officer shall, if there is no Chairman or Vice Chairman of the Board, or in their absence, preside at all meetings of the stockholders and, if he or she is also a director, at all meetings of the Board of Directors. He or she may sign and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, certificates, powers of attorney and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. The Chief Executive Officer may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 4.06. President. If there is no Chief Executive Officer then in office, the President shall perform the duties of, and shall be subject to all other restrictions of, the Chief Executive Officer. The President shall, in the absence or disability of the Chief Executive Officer, act with all powers and be subject to all other restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as the Board of Directors may prescribe.

SECTION 4.07. Chief Operating Officer. The Board of Directors may assign the duties of the Chief Operating Officer of the corporation to any officer of the corporation. Such duties shall include the authority necessary for the active management and general supervision of the everyday business of the corporation and the duty to see that all orders and policies of the Chief Executive Officer and the Board of Directors are carried into effect.

SECTION 4.08. Chief Financial Officer. The Board of Directors may assign the duties of Chief Financial Officer of the corporation to any officer of the corporation. Such duties shall include the active management and supervision of the financial and accounting affairs of the corporation.

SECTION 4.09. Vice Presidents. The Vice Presidents, in the order determined by the Board of Directors or the Chief Executive Officer, shall, at the request of the President or in his absence or disability, perform the duties and exercise the powers of the President and such other duties as may from time to time be assigned by the Board of Directors or by the President. At the discretion of the Board of Directors, one or more Vice Presidents may be designated as an Executive Vice President or Senior Vice President.

SECTION 4.10. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. Any Assistant Secretary shall, at the request of the Secretary or in his or her absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the Secretary shall prescribe.

SECTION 4.11. Treasurer and Assistant Treasurers. The Treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. Whenever so required by the Board of Directors or the Chief Executive Officer, the Treasurer shall render an account showing his or her transactions as Treasurer and the financial condition of the corporation. In general, the Treasurer shall discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall, at the request of the Treasurer or in his or her absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the Treasurer shall prescribe.

SECTION 4.12. Officers’ Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of his or her duties unless the Board of Directors shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office.

SECTION 4.13. Compensation. The compensation of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors. Any employment contract, whether for an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment, and any such contract, but only if so approved or authorized, shall be valid and binding upon the corporation in accordance with the terms thereof; provided, however, this provision shall not limit or restrict in any way the right of the corporation at any time in its discretion (which right is hereby expressly reserved) to remove from office, discharge or terminate the employment or otherwise dispense with the services of any such officer, agent or employee, as provided in these bylaws, prior to the expiration of the term of employment under any such contract, provided only that the corporation shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

SECTION 4.14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer and/or President, or any Vice President of the corporation , together with the Secretary, the Deputy Corporate Secretary or any Assistant Secretary of the corporation, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of security holders, or with respect to any action of security holders, of any other corporation in which the corporation may hold securities and shall have power to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

Capital Stock

SECTION 5.01. Issuance. The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation. Unless otherwise provided by the certificate of incorporation or these bylaws, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. The Board of Directors may also appoint one or more transfer agents and/or registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. They shall be signed by the Chairman or Vice Chairman of the Board or the Chief Executive Officer, President or a Vice President and attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed signature. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

SECTION 5.02. Regulations Regarding Certificates. Except as otherwise provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

SECTION 5.03. Stock Certificates. Stock certificates of the corporation shall be in such form as is provided by law and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary of the corporation or by any agency designated by the Board of Directors for that purpose.

SECTION 5.04. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 5.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

SECTION 5.06. Determination of Stockholders of Record for Voting at Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.07. Determination of Stockholders of Record for Dividends and Distributions. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Indemnification of Officers, Directors,

Employees and Agents

SECTION 6.01. Indemnification in Third Party Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “third party proceeding” (which shall include, for purposes of this Article VI, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 6.02. Indemnification in Corporate Proceedings. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean, for purposes of this Article VI, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of a corporate proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 6.03. Mandatory Indemnification. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding referred to in Section 6.01 or 6.02 above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including without limitation attorneys’ fees, actually and reasonably incurred by such person in connection therewith.

SECTION 6.04. Determination of Entitlement to Indemnification. Any indemnification under Section 6.01, 6.02 or 6.03 of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a present or former director or officer of the corporation is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01, 6.02 or 6.03 of this Article VI. This determination shall be made, with respect to a person who is a director or officer at the time of the determination:

(a)	By a majority vote of the directors who are not parties to the third party or corporate proceeding, even though less than a quorum;

(b)	By a committee of directors designated by a majority vote of directors, even though less than a quorum;

(c)	If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d)	By the stockholders.

SECTION 6.05. Burden of Proof. In the event a claim for indemnification by any person who was or is a party or is threatened to be made a party to any third party or corporate proceeding is denied by the corporation (except for a claim by a person described in Section 6.08 hereof), the corporation shall, in any subsequent legal proceedings relating to such denial, have the burden of proving that indemnification was not required under Section 6.01, 6.02 or 6.03 of this Article VI, without regard to Section 6.04 hereof, or under any other agreement or undertaking between the corporation and such person, or was not permitted under applicable law.

SECTION 6.06. Advancing Expenses. Expenses (including, without limitation, attorneys’ fees) incurred by a director or officer or former director or officer in defending a third party or corporate proceeding shall be paid by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. Expenses (including, without limitation, attorneys’ fees) incurred by other employees and agents may be so paid upon the terms and conditions, if any, as the corporation deems appropriate.

SECTION 6.07. Employee Benefit Plans. For purposes of this Article VI, references to “other enterprises” shall include, but are not limited to, employee benefit plans; references to “fines” shall include, but are not limited to, any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the corporation” shall include, but are not limited to, any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, the director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

SECTION 6.08. Employees and Agents. The corporation may, but is not required to, indemnify any employee or agent of the corporation who is not also a director or officer of the corporation if the determining group as specified in Section 6.04 determines that indemnification is proper in the specific case.

SECTION 6.09. Scope of Article. The indemnification and advancement of expenses, as authorized by this Article VI, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office.

SECTION 6.10. Reliance on Provisions. Each person who shall act as a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI, and the provisions of this Article VI shall be deemed a contract between the corporation and such person.

SECTION 6.11. Insurance. The corporation shall have the power to, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

SECTION 6.12. Rights Continue. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

General Provisions

SECTION 7.01. Dividends. Subject to the provisions of the certificate of incorporation, if any, dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting in accordance with law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 7.02. Checks. All checks, notes, drafts or other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or by such person or persons as authorized from time to time by the Board of Directors to do so.

SECTION 7.03. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 7.04. Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular or special meeting of the stockholders or of the Board of Directors, as the case may be, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.